UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2008

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

In response to an inquiry from a news service following the announcement yesterday of the execution of a non-binding letter of intent to acquire certain managed care assets of La Cruz Azul de Puerto Rico, Inc., Mr. Ramón M. Ruiz-Comas, President and Chief Executive Officer of Triple-S Management Corporation, stated "We currently anticipate that this transaction, once completed, will be accretive to 2009 earnings per share since we do not expect much in the way of incremental administrative expenses to service the added member volume."

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

December 5, 2008	By:	Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President and CEO